Exhibit 99.1

Exicure, Inc. Received Nasdaq Notice of a Delisting Determination

CHICAGO, IL. — May 23, 2024 — Exicure, Inc. (“Exicure” or the “Company”) (Nasdaq: XCUR), announced today it received notice of a delisting determination (the “Staff Delisting Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”). The Staff Delisting Determination notified the Company that since it has not yet filed its Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) per Nasdaq Listing Rule 5250(c)(1) (the “Rule”) by Nasdaq’s extended deadline of May 20, 2024 pursuant to the previously granted exception, trading of the Company’s common stock would be suspended from The Nasdaq Capital Market at the opening of business on May 30, 2024, unless the Company requests an appeal of the Staff Delisting Determination by May 28, 2024. In addition, unless an appeal is timely requested, a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”), which would remove the Company’s securities from listing and registration on Nasdaq. In addition to the delinquency related to the Form 10-K, the Staff Delisting Determination noted the Company’s delinquency under the Rule because of its failure to file its Form 10-Q for the first quarter of 2024 (the “Q1 Form 10-Q”) and the Company’s continued delinquency under Rule 5620 because it has not held its 2023 Annual Meeting of Stockholders, each as an additional and separate basis for delisting that should be addressed in any appeal.

The Company intends to file an appeal to Nasdaq’s Hearings Panel by the May 28, 2024 deadline and subsequently submit its plan to regain compliance with all applicable listing requirements. This request for an appeal, if timely submitted, would automatically stay the suspension of trading in the Company’s securities for a period of 15 days from the date of the request. The Company intends to seek an extended stay pending the hearing, although no assurance can be provided that such an extension would be granted.

The Company’s management is working diligently to complete the Form 10-K and Q1 Form 10-Q and intends to file the Form 10-K and Q1 Form 10-Q as soon as practicable.

About Exicure

Exicure, Inc. has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. Following its recent restructuring and suspension of clinical and development activities, the Company is exploring strategic alternatives to maximize stockholder value, both with respect to its historical biotechnology assets and more broadly. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the filing of our Form 10-K and Q1 Form 10-Q, the holding of our Combined Annual Meeting, our intention to appeal the Staff Delisting Determination and seek an extended stay, and the outcome of our appeal and the timing of the stay. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual outcomes to differ materially from the outcomes expressed or implied by this report. Such risks include, among others, the possibility of unanticipated delays that will prevent the filing of the Form 10-K and/or Q1 Form 10-Q or the holding of our Combined Annual Meeting, the risk that the work necessary to complete the filings is greater than anticipated or may involve the resolution of additional issues identified during the review process, the outcome of the Company’s appeal of the Staff Delisting Determination and request for an extended stay, the risk that the Company may not respond adequately to further inquiries from Nasdaq relating to the appeal or other matters Nasdaq may raise related to the Company’s compliance with listing requirements, and the risk that Nasdaq will not accept any plan to regain compliance and will delist the Company's common stock. All such factors are difficult to predict and may be beyond the Company’s control. The Company undertakes no obligation and does not intend to update or revise any forward-looking statements contained herein, except as required by law or regulation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Media Contact:
Josh Miller
847-673-1700
media@exicuretx.com

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